UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant    ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

The Quigley Corporation
(Name of Registrant as Specified In Its Charter)

Ted Karkus
Mark Burnett
John DeShazo
Mark Frank
Louis Gleckel, MD
Mark Leventhal
James McCubbin
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INDEPENDENT SHAREHOLDER TED KARKUS URGES SHAREHOLDERS TO DISREGARD MANAGEMENT’S PROXY SOLICITATION

NEW YORK, April 15 /PRNewswire/ -- Ted Karkus, a management consultant and private investor, today urged shareholders of The Quigley Corporation (NASDAQ:QGLY) to STOP, LOOK and LISTEN before responding to management’s recent request that you grant them a proxy to vote your shares.

•	DO NOT return the proxy card sent to you by the current board of The Quigley Corporation, and

•	DO NOT vote by responding to the e-mail solicitations sent to you by the current board of The Quigley Corporation.

Soon, you will be receiving Mr. Karkus’s proxy materials and BLUE proxy card.  Mr. Karkus strongly urges shareholders NOT to respond to any solicitation made by Quigley management and NOT to return a proxy voting for the current board members. You deserve the opportunity to review Mr. Karkus's proxy materials and decide for yourself who is best serving your interests.  Mr. Karkus’s Preliminary Proxy Statement is available at http://www.sec.gov/Archives/edgar/data/868278/000114420409019752/0001144204-09-019752-index.idea.htm.

In Mr. Karkus’s Proxy Statement, he nominates a new board of directors for The Quigley Corporation, consisting of Ted Karkus, Mark Burnett, John DeShazo, Mark Frank, Louis Gleckel, MD, Mark Leventhal and James McCubbin.  Mr. Karkus expects that his Proxy Statement will be sent to shareholders on or about April 21st.

Shareholders with questions about the solicitation are invited to call The Altman Group at (866) 796-7175.  Mr. Karkus looks forward to speaking with interested shareholders regarding the state of affairs of The Quigley Corporation.  Mr. Karkus can be reached at (516) 569-9999.

To have your vote counted for the election of Mr. Karkus and his slate of independent director-nominees, you must return the BLUE proxy card sent with Mr. Karkus’s Proxy Statement.  The Quigley Corporation’s 2009 Annual Meeting of Stockholders will be held on May 20, 2009.

ADDITIONAL INFORMATION CONCERNING PARTICIPANTS

Ted Karkus made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a Proxy Statement and accompanying Proxy Card to be used to solicit votes for the election of its slate of director nominees at the 2009 Annual Meeting of Stockholders of The Quigley Corporation.

Mr. Karkus strongly advises all stockholders of The Quigley Corporation to read his Proxy Statement because it contains important information.  The Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov.  In addition, Mr. Karkus will provide copies of the Proxy Statement without charge upon request.  Requests for copies should be directed to Mr. Karkus’s proxy solicitor as disclosed in the Proxy Statement.

Information about Mr. Karkus and his director nominees (the “Participants”) is set forth in the Proxy Statement filed by Mr. Karkus with the SEC.  Collectively, the Participants may be deemed to beneficially own 1,309,323 shares, or approximately 10.14% of The Quigley Corporation’s outstanding common stock.

CONTACT: Ted Karkus, +1-516-569-9999